UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2012

TEL-INSTRUMENT ELECTRONICS CORP.
(Exact name of registrant as specified in its charter)

New Jersey	001-31990	22-1441806
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

728 Garden Street
Carlstadt, New Jersey 07072
(Address of principal executive offices)

(201) 933-1600
(Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

On July 26, 2012 (the “Closing Date”) Tel-Instrument Electronics Corp. (the “Company”), entered into a Securities Purchase Agreement, by and among the Company and a private investor, (the “Private Investor”) (the “Purchase Agreement”).  On the Closing Date, pursuant to the terms of the Purchase Agreement, the Company issued (i) a senior secured promissory note in favor of the Private Investor in the aggregate principal amount of $600,000, accruing interest at a rate of 14% per annum (the “Private Investor Note”) and (ii) a common stock purchase warrant (the “Warrant”) to purchase 50,000 shares of the Company’s common stock, par value $0.10 per share (the “Common Stock”).  The Private Investor Note, together with all interest and principal is due on March 31, 2013.  The Common Stock underlying the Warrant is exercisable at a price of $3.35 per share and the Warrant expires on September 10, 2019.

In conjunction with the Purchase Agreement the Company entered into an (i) Investor Rights Agreement, (ii) Securities Agreement, (iii) Intercreditor Agreement and (iv) Subordination Agreement.

Investor Rights Agreement

On July 26, 2012, in connection with the Purchase Agreement, the Company entered into an Amended and Restated Investor Rights Agreement (the “Rights Agreement”) with those certain investors listed on the signature pages thereto (each an “Investor” and together the “Investors”), holding those certain warrants (each an “Investor Warrant” and together the “Investor Warrants”).  Pursuant to the Rights Agreement, the Company grants each Investor the right to purchase up to such Investor’s pro-rata share of all New Securities (as defined in Section 1b of the Rights Agreement) that the Company may, from time to time, propose to sell and/or issue (the “Preemptive Rights”).  The Preemptive Rights will not apply to Common Stock Registered pursuant to a registration statement for the sale of Common Stock in a firm underwritten offering.

The Rights Agreement also gives each Investor demand registration rights such that each Investor, at any time prior to the date that is five (5) years after the Exercise Date (as defined in the applicable Investor Warrant), will have the right to make one (1) request for registration under the Securities Act of 1933, as amended (the “Securities Act”) of all or part of its Registrable Securities (as defined in the Rights Agreement) on Form S-1 or any similar long form registration.  Additionally, whenever the Company proposes to register any of its equity securities under the Securities Act (other than a registration on Form S-4 or Form S-8) and the registration form to be used may be used for the registration of the Registrable Securities, the Company will give each Investor prompt written notice of its intention to effect such registration and afford each Investor the opportunity to register their Registrable Securities.

Securities Agreement

On July 26, 2012, in connection with the Private Investor Note, the Company entered into a security agreement (the “Security Agreement”) with the Private Investor.  The Security Agreement granted to the Private Investor, as security for the obligations underlying the Private Investor Note, a continuing, first priority security interest in all of the Company’s assets, wheresoever located and whether now existing or hereafter arising or acquired, qualified only by the terms of the Intercreditor Agreement (as defined below).

Intercreditor Agreement

On July 26, 2012, the Company entered into an Intercreditor Agreement (the “Intercreditor Agreement”) with the Private Investor and BCA Mezzanine Fund, L.P. (“BCA”).  In 2010, the Company entered into a securities purchase agreement, as amended from time to time, with BCA (the “BCA Loan Agreement”).  Simultaneously, the Company entered into those certain collateral documents with BCA to secure all of the obligations under the BCA Loan Agreement (the “Collateral Documents”). Pursuant to the Intercreditor Agreement, BCA and the Private Investor have agreed that any lien on the Collateral (as defined in the Collateral Documents) securing any obligations under the BCA Loan Agreement shall be pari passu in all respects to any lien on the collateral securing any of the obligations under the Purchase Agreement (as defined above).

Subordination Agreement

On July 26, 2012, the Company entered into an amended and restated subordination agreement (the “Subordination Agreement”), with certain individuals (each a “Subordinated Lender” and together the “Subordinated Lenders”) that had previously lent monies to the Company (the “Existing Loans”).  In order to facilitate the Private Investor Note and pursuant to the Subordination Agreement, the Subordinated Lenders agreed that no part of the Subordinated Obligations (as defined in the Subordination Agreement) shall have any claim to any assets of the Company on parity with or prior to the claim of any of the obligations owed under the Senior Obligations (as defined in the Security Agreement).

The above description of the Purchase Agreement, Millennium Note, Warrant, Investor Rights Agreement, Securities Agreement, Intercreditor Agreement and Subordination Agreement do not purport to be complete and are qualified in their entirety by the full text of those documents.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See Item 1.01 herein, which is incorporated by reference in this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities

See Item 1.01 herein, which is incorporated by reference in this Item 3.02

These securities were not registered under the Securities Act of 1933, as amended (the “Securities Act”), but qualified for exemption under Section 4(2) of the Securities Act. The securities were exempt from registration under Section 4(2) of the Securities Act because the issuance of such securities by the Company did not involve a “public offering,” as defined in Section 4(2) of the Securities Act, due to the insubstantial number of persons involved in the transaction, size of the offering, manner of the offering and number of securities offered. The Company did not undertake an offering in which it sold a high number of securities to a high number of investors. Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TEL-INSTRUMENT ELECTRONICS CORP.

Date: August 3, 2012	By:	/s/ Jeffrey C. O’Hara
Name: Jeffrey C. O’Hara
Title: Chief Executive Officer